Exhibit 99.1

Paramount Announces First Quarter 2021 Results

– Backfills over 40% of upcoming vacancy at 31 West 52nd Street –

NEW YORK – April 28, 2021 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 today and reported results for the first quarter ended March 31, 2021.

First Quarter Highlights:

Results of Operations:

•

Reported net loss attributable to common stockholders of $3.6 million, or $0.02 per diluted share, for the quarter ended March 31, 2021, compared to net income attributable to common stockholders of $3.3 million, or $0.01 per diluted share, for the quarter ended March 31, 2020.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $50.6 million, or $0.23 per diluted share, for the quarter ended March 31, 2021, compared to $61.5 million, or $0.27 per diluted share, for the quarter ended March 31, 2020. The decrease in Core FFO attributable to common stockholders for the quarter ended March 31, 2021 was driven largely by a decrease in earnings of $7.7 million, or $0.04 per diluted share, as a result of the January 1, 2021 expiration of Barclays’ 497,500 square foot lease at 1301 Avenue of the Americas.

•

Reported a 2.6% decrease in Same Store Cash Net Operating Income (“NOI”) and a 7.5% decrease in Same Store NOI in the quarter ended March 31, 2021, compared to the same period in the prior year, which was also driven largely by the Barclays lease expiration.

•

Leased 188,641 square feet, including 155,956 square feet that was leased to the Gershwin Theatre at 1633 Broadway for a 20-year term. Excluding the theatre lease, 32,685 square feet was leased, of which the Company’s share was 19,655 square feet that was leased at a weighted average initial rent of $76.08 per square foot. Of the 32,685 square feet leased, 18,211 square feet represented the Company’s share of second generation space for which mark-to-markets were negative 8.6% on a cash basis and negative 15.9% on a GAAP basis. The negative mark-to-markets on 18,211 square feet of second generation space were driven by a short-term (18 month) above-market 13,914 square foot lease renewal.

Other:

•	Ended the quarter with $1.49 billion in liquidity, comprised of $488.2 million of cash and restricted cash and $1.0 billion of borrowing capacity under its revolving credit facility.
•	Declared a first quarter cash dividend of $0.07 per common share on March 15, 2021, which was paid on April 15, 2021.
•	Subsequent to quarter end, signed a 54,095 square foot lease with Bracewell LLP, a leading law and government relations firm, backfilling over 40% of the upcoming vacancy at 31 West 52nd Street.

Financial Results

Quarter Ended March 31, 2021

Net loss attributable to common stockholders was $3.6 million, or $0.02 per diluted share, for the quarter ended March 31, 2021, compared to net income attributable to common stockholders of $3.3 million, or $0.01 per diluted share, for the quarter ended March 31, 2020.

Funds from Operations (“FFO”) attributable to common stockholders was $50.9 million, or $0.23 per diluted share, for the quarter ended March 31, 2021, compared to $61.6 million, or $0.27 per diluted share, for the quarter ended March 31, 2020. The decrease in FFO attributable to common stockholders for the quarter ended March 31, 2021 was driven largely by a decrease in earnings of $7.7 million, or $0.04 per diluted share, as a result of the January 1, 2021 expiration of Barclays’ 497,500 square foot lease at 1301 Avenue of the Americas. FFO attributable to common stockholders for the quarters ended March 31, 2021 and 2020 also includes the impact of non-core items, which are listed in the table on page 8. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarter ended March 31, 2021 and 2020 by $0.3 million and $0.1 million, respectively, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 8, was $50.6 million, or $0.23 per diluted share, for the quarter ended March 31, 2021, compared to $61.5 million, or $0.27 per diluted share, for the quarter ended March 31, 2020. The decrease in Core FFO attributable to common stockholders for the quarter ended March 31, 2021 was driven largely by a decrease in earnings of $7.7 million, or $0.04 per diluted share, as a result of the January 1, 2021 expiration of Barclays’ 497,500 square foot lease at 1301 Avenue of the Americas.

Portfolio Operations

Quarter Ended March 31, 2021

Same Store Cash NOI decreased by $2.5 million, or 2.6%, to $92.4 million for the quarter ended March 31, 2021 from $94.9 million for the quarter ended March 31, 2020. Same Store NOI decreased by $8.0 million, or 7.5%, to $98.8 million for the quarter ended March 31, 2021 from $106.8 million for the quarter ended March 31, 2020. Decreases in Same Store Cash NOI and Same Store NOI were also driven largely by the January 1, 2021 expiration of Barclays’ 497,500 square foot lease at 1301 Avenue of the Americas.

During the quarter ended March 31, 2021, the Company leased 188,641 square feet, including 155,956 square feet that was leased to the Gershwin Theatre at 1633 Broadway for a 20-year term. This leasing activity, offset by lease expirations in the quarter (comprised primarily of the expiration of Barclays’ lease at 1301 Avenue of the Americas), decreased leased occupancy and same store leased occupancy (properties owned by the Company during both reporting periods in a similar manner) by 660 basis points to 88.6% at March 31, 2021 from 95.2% at December 31, 2020. Excluding the theatre lease, 32,685 square feet was leased during the quarter, of which the Company’s share was 19,655 square feet that was leased at a weighted average initial rent of $76.08 per square foot. Of the 32,685 square feet leased, 18,211 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which mark-to-markets were negative 8.6% on a cash basis and negative 15.9% on a GAAP basis. The negative mark-to-markets on 18,211 square feet of second generation space were driven by a short-term (18 month) above-market 13,914 square foot lease renewal. Excluding the theatre lease, the weighted average lease term for leases signed during the first quarter was 3.9 years and weighted average tenant improvements and leasing commissions on these leases were $4.17 per square foot per annum, or 5.5% of initial rent.

Guidance

The Company is providing its Estimated Core FFO Guidance for the full year of 2021, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.16 to $0.10 per diluted share. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the three months ended March 31, 2021 and its outlook for the remainder of 2021, the Company is reaffirming its Estimated 2021 Core FFO Guidance to be between $0.82 to $0.88 per diluted share.

	Full Year 2021
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.16)	$(0.10)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.98	0.98
Estimated Core FFO	$0.82	$0.88

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 5. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or realized and unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by us in a similar manner during both the current period and prior reporting periods, and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended March 31, 2021, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, April 29, 2021 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on April 29, 2021 through May 6, 2021 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13718597.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@paramount-group.com	Sumit Sharma Vice President, Investor Relations and Business Development 212-237-3138 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	March 31, 2021	December 31, 2020
Real estate, at cost
Land	$1,966,237	$1,966,237
Buildings and improvements	6,013,345	5,997,078
	7,979,582	7,963,315
Accumulated depreciation and amortization	(1,012,213)	(966,697)
Real estate, net	6,967,369	6,996,618
Cash and cash equivalents	464,652	434,530
Restricted cash	23,588	30,794
Investments in unconsolidated joint ventures	411,790	412,724
Investments in unconsolidated real estate funds	12,961	12,917
Accounts and other receivables	12,653	17,502
Deferred rent receivable	337,523	330,239
Deferred charges, net	111,730	116,278
Intangible assets, net	144,161	153,519
Other assets	85,521	48,976
Total assets	$8,571,948	$8,554,097

Liabilities:
Notes and mortgages payable, net	$3,814,962	$3,800,739
Revolving credit facility	-	-
Accounts payable and accrued expenses	117,260	101,901
Dividends and distributions payable	16,889	16,796
Intangible liabilities, net	53,004	55,996
Other liabilities	63,898	62,931
Total liabilities	4,066,013	4,038,363
Equity:
Paramount Group, Inc. equity	3,628,473	3,653,177
Noncontrolling interests in:
Consolidated joint ventures	438,937	437,161
Consolidated real estate fund	79,114	79,017
Operating Partnership	359,411	346,379
Total equity	4,505,935	4,515,734
Total liabilities and equity	$8,571,948	$8,554,097

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2021	2020
Revenues:
Rental revenue	$173,146	$175,425
Fee and other income	8,020	8,561
Total revenues	181,166	183,986
Expenses:
Operating	66,618	67,014
Depreciation and amortization	58,305	58,427
General and administrative	14,364	12,249
Transaction related costs	281	203
Total expenses	139,568	137,893
Other income (expense):
Loss from unconsolidated joint ventures	(5,316)	(4,221)
Income from unconsolidated real estate funds	180	52
Interest and other income (loss), net	1,302	(996)
Interest and debt expense	(34,739)	(36,619)
Income from continuing operations, before income taxes	3,025	4,309
Income tax expense	(1,141)	(604)
Income from continuing operations, net	1,884	3,705
Income from discontinued operations, net	-	1,521
Net income	1,884	5,226
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(5,728)	(1,514)
Consolidated real estate fund	(85)	(23)
Operating Partnership	351	(341)
Net (loss) income attributable to common stockholders	$(3,578)	$3,348

(Loss) income per Common Share - Basic:
(Loss) income from continuing operations, net	$(0.02)	$0.01
Income from discontinued operations, net	-	0.00
Net (loss) income per common share	$(0.02)	$0.01
Weighted average common shares outstanding	218,666,005	227,769,213

(Loss) income per Common Share - Diluted:
(Loss) income from continuing operations, net	$(0.02)	$0.01
Income from discontinued operations, net	-	0.00
Net (loss) income per common share	$(0.02)	$0.01
Weighted average common shares outstanding	218,666,005	227,805,176

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2021	2020
Reconciliation of Net Income to FFO and Core FFO:
Net income	$1,884	$5,226
Real estate depreciation and amortization (including our share
of unconsolidated joint ventures)	69,141	70,940
Adjustments related to discontinued operations	-	690
FFO	71,025	76,856
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(15,074)	(8,969)
Consolidated real estate fund	(85)	(23)
FFO attributable to Paramount Group Operating Partnership	55,866	67,864
Less FFO attributable to noncontrolling interests in
Operating Partnership	(4,992)	(6,278)
FFO attributable to common stockholders	$50,874	$61,586
Per diluted share	$0.23	$0.27

FFO	$71,025	$76,856
Non-core items:
Our share of earnings from 712 Fifth Avenue in excess of
(or less than) distributions	(577)	(388)
Other, net	246	303
Core FFO	70,694	76,771
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(15,074)	(8,969)
Consolidated real estate fund	(85)	(23)
Core FFO attributable to Paramount Group Operating Partnership	55,535	67,779
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(4,963)	(6,270)
Core FFO attributable to common stockholders	$50,572	$61,509
Per diluted share	$0.23	$0.27

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	218,666,005	227,769,213
Effect of dilutive securities	50,920	35,963
Denominator for FFO and Core FFO per diluted share	218,716,925	227,805,176

Paramount Group, Inc.

Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended March 31,
	2021	2020
Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI:
Net income	$1,884	$5,226
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	58,305	58,427
General and administrative	14,364	12,249
Interest and debt expense	34,739	36,619
Income tax expense	1,141	604
NOI from unconsolidated joint ventures	10,326	13,392
Loss from unconsolidated joint ventures	5,316	4,221
Fee income	(6,670)	(6,330)
Interest and other (income) loss, net	(1,302)	996
Adjustments related to discontinued operations	-	690
Other, net	101	151
NOI	118,204	126,245
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(22,725)	(15,691)
Consolidated real estate fund	85	3
PGRE's share of NOI	95,564	110,557
Dispositions / Discontinued Operations (1)	-	(5,274)
Other, net	3,240	1,502
PGRE's share of Same Store NOI	$98,804	$106,785

NOI	$118,204	$126,245
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(8,102)	(11,804)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,803)	(2,832)
Adjustments related to discontinued operations	-	119
Cash NOI	108,299	111,728
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(18,941)	(13,202)
Consolidated real estate fund	85	3
PGRE's share of Cash NOI	89,443	98,529
Dispositions / Discontinued Operations (1)	-	(5,024)
Other, net	3,008	1,421
PGRE's share of Same Store Cash NOI	$92,451	$94,926

___________________________________

(1)	Represents NOI and Cash NOI attributable to the 10.0% sale of 1633 Broadway and discontinued operations (1899 Pennsylvania Avenue in Washington, D.C.).